Exhibit 99.1

AMENDMENT NO. 1 TO THE
VOTING AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Voting Agreement (the “Agreement”) dated April 3, 2026 by and among MGM Resorts International, a Delaware corporation (the “Company”), People Incorporated (formerly known as IAC Inc.), a Delaware corporation (“People”), and Barry Diller, an individual (“Mr. Diller”) is made and entered into as of October 27, 2026 (the “Effective Date”). Each of the Company, People and Mr. Diller is referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement (as amended by this Amendment).

WHEREAS, as of the Effective Date, the Covered Entities collectively Beneficially Own 66,822,350 shares of Common Stock; and

WHEREAS, the Parties desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	The Parties acknowledge that IAC Inc. has changed its name to People Incorporated. From and after the Effective Date, each reference in the Agreement to “IAC” (other than in the preamble and recitals thereof) is hereby replaced with a reference to “People,” and each reference in the Agreement to the “IAC Entities” is hereby replaced with a reference to the “People Entities.” The second sentence of Section 6 of the Agreement (without giving effect to this Amendment, or Section 10, after giving effect to this Amendment) is hereby amended and restated in its entirety as follows: “All notices to be given to People and/or Mr. Diller hereunder shall be in writing by email to generalcounsel@people.inc or delivered personally by overnight courier (with a copy by email), addressed to People Incorporated at 555 West 18th Street, New York, New York 10011, Attn: Jennifer Bishop.”

2.	Voting Matters Amendment. Section 1 of the Agreement shall be amended and restated in its entirety as follows:

1.	“Voting Matters.

(a)	On each matter brought to a vote at any annual or special meeting of the Company’s stockholders, and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a stockholder meeting, other than any such votes or actions taken in connection with a Change of Control transaction (which are addressed in Section 1(b)), People and Mr. Diller shall, and shall cause their respective controlled affiliates (People, Mr. Diller and such controlled affiliates, collectively, the “Covered Entities” and Mr. Diller and his controlled affiliates, other than People and its controlled affiliates, collectively, the “Diller Entities”) to, vote or duly execute and deliver a stockholder consent with respect to, as applicable, any Voting Securities that are Beneficially Owned by the Covered Entities in excess of the Voting Cap Threshold (as defined below) (the “Excess Voting Securities”) in the same manner as the majority of the Voting Securities (other than the Voting Securities held by (x) the Covered Entities, (y) the Company’s directors and executive officers, and (z) any controlled affiliates of the Company’s directors or executive officers) that vote their Voting Securities in respect of such matter (disregarding stockholders that do not vote). For example, if 50.1% of the Voting Securities (other than the Voting Securities held by (x) the Covered Entities, (y) the Company’s directors and executive officers, and (z) any controlled affiliates of the Company’s directors or executive officers), vote in favor of a proposal, then every Voting Security owned by the Covered Securities in excess of the Voting Cap Threshold shall be voted in favor of such proposal, regardless of how the Covered Entities voted their other Voting Securities. The Parties will reasonably cooperate to share information for purposes of this Agreement, and the Company shall provide such information as is reasonably necessary for the Covered Entities to comply with the voting obligations set forth in this Agreement, provided that such information is available to the Company. For purposes of this Section 1, subject to the last sentence of Section 2, any Excess Voting Securities shall be deemed to be owned by the Diller Entities, on the one hand, and the Covered Entities that are not Diller Entities (the “People Entities”), on the other hand, pro rata based on the number of Voting Securities held by the Diller Entities and the People Entities, respectively.

(b)	With respect to any votes undertaken in connection with a Change of Control transaction at any meeting of the Company’s stockholders, and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a stockholder meeting in connection with a Change of Control transaction, the Covered Entities shall vote or duly execute and deliver a stockholder consent with respect to, as applicable, all Voting Securities that are Beneficially Owned by the Covered Entities in accordance with the recommendation of the Board on each such matter, so long as each of the following conditions are satisfied: (i) any directors on the Board designated by People pursuant to Section 2 of this Agreement are nominated to serve (and do serve, unless such directors elect not to do so) on the transaction committee of the Board, if any, considering such Change of Control transaction unless, in any such case, the inclusion of such a director would give rise to a conflict of interest under applicable Delaware law, (ii) such Change of Control transaction is with a third party unrelated to and unaffiliated with the Company, any of the Company’s controlled affiliates or any of the Company’s directors or executive officers, (iii) unless the Covered Entities consent to different treatment, the equity securities of the Company Beneficially Owned by the Covered Entities will receive the same form and amount of consideration per share, and will otherwise be subject to the same terms and conditions, as equity securities of the same class held by other stockholders of the Company in such Change of Control transaction; provided, that if any portion of the consideration to be received by the Covered Entities consists of securities, the Company shall use commercially reasonable efforts to provide the Covered Entities with liquidity opportunities with respect to any such securities, including registration rights, and (iv) such Change of Control transaction does not result in the imposition of any new or additional restrictions on the Covered Entities with respect to the surviving, resulting or acquiring entity following consummation of such transaction. The Covered Entities shall not be subject to any restrictions with respect to the Voting Securities that are Beneficially Owned by the Covered Entities with respect to any votes or actions by written consent undertaken in connection with a Change of Control transaction with respect to which any of the conditions set forth in clauses (i) through (iv) of the immediately preceding sentence are not satisfied.”

3.	Additional Provisions. New Sections 4, 5, 6, and 7 shall be added to the Agreement as set forth below, with the old Sections 4, 5, and 6 being renumbered 8, 9 and 10, respectively:

4.	Standstill. The Covered Entities shall not, acting alone or as part of a group (including any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), directly or indirectly, acquire (a) any securities of the Company or any rights to acquire such securities or (b) any options, warrants, convertible or exchangeable securities, swaps, derivatives or other instruments, agreements or arrangements that provide the right to acquire or vote any securities of the Company (collectively, “Derivative Securities”), in each case, whether immediately or upon the passage of time or satisfaction of any condition; provided, however, that the Covered Entities may acquire and Beneficially Own securities of the Company (including Derivative Securities) representing, in the aggregate, up to 29.9% of the outstanding shares of common stock of the Company (the “Cap”); provided, further, that any increase in the Covered Entities’ aggregate Beneficial Ownership above the Cap resulting from any repurchase, redemption or other acquisition of securities by the Company shall not constitute a breach of this Section 4, so long as the Covered Entities do not acquire any additional securities of the Company (including Derivative Securities) while such ownership exceeds 29.9%.

5.	Company Actions. The Company shall not, for so long as the Covered Entities comply with their respective obligations under this Agreement, implement a shareholder rights plan or take other defensive measures or actions, in each case primarily designed or intended to be adverse to the Covered Entities, or which the Company knows would be disproportionately adverse to the Covered Entities relative to other holders of equity securities of the same class; provided, that the foregoing restrictions shall not apply to any statements made by the Company in response to, or in connection with, any proxy contest, proxy solicitation or other contested solicitation of stockholder votes or consents involving the Company and its Voting Securities initiated, conducted or participated in (it being understood that casting a vote or executing a consent shall not be deemed to be “participating”) by any of the Covered Entities; and provided, further, that the foregoing restrictions shall not limit actions taken by the Company directed at third parties who have agreed to purchase or have purchased a significant percentage of the Company’s outstanding Voting Securities from the Covered Entities, and the Covered Entities shall notify the Company at least four (4) business days prior to the consummation of any such transaction.

6.	Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with its terms, and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically its terms, without proof of actual damages and without any requirement to post a bond, in addition to any other remedy to which it is entitled at law or in equity.

7.	Amendments and Waivers. This Agreement may be amended, modified, or supplemented, and any provisions hereof may be waived, only by a written instrument signed by each of the Parties (or in the case of a waiver, by the Party against whom such waiver is to be effective).

4.	Definitions Amendment. Section 3 of the Agreement is hereby amended to:

a.	Add the following definition in the appropriate alphabetical order:

“Board” means the Board of Directors of the Company.

b.	Amend the definition of “Change of Control” by adding the following at the end of such definition:

“Notwithstanding the foregoing, it is understood and agreed that in no event shall a Change of Control result from the Covered Entities, acting alone or as part of a group, in one or a series of transactions, acquiring Beneficial Ownership of Voting Securities possessing a majority of the total voting power of the Voting Securities of the Company, unless such transaction is specifically approved by the Board as a “Change of Control” under this Agreement.”

5.	Effect of the Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment. For the avoidance of doubt, nothing herein is intended to amend the Voting Cap Threshold set forth in the Agreement.

6.	Miscellaneous. Sections 4, 5 and 6 of the Agreement (without giving effect to this Amendment) are hereby expressly incorporated by reference and shall each apply mutatis mutandis to this Amendment. The Agreement, as amended by this Amendment, constitutes the entire agreement of the Parties with respect to the subject matter thereof. This Amendment may be executed in counterparts (including by electronic signature or other electronic transmission), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have each executed this Amendment on the Effective Date.

COMPANY:

MGM RESORTS INTERNATIONAL

By:	/s/ William J. Hornbuckle
Name:	William J. Hornbuckle
Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, the Parties hereto have each executed this Amendment on the Effective Date.

PEOPLE:

PEOPLE INCORPORATED

By:	/s/ Timothy Quinn
Name: Timothy Quinn
Title: Chief Financial Officer

MR. BARRY DILLER:

/s/ Barry Diller
Barry Diller